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As filed with the Securities and Exchange Commission on December 26, 2012

File No. 001-35707

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 3
To

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of
The Securities Exchange Act of 1934

Liberty Spinco, Inc.
(exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	37-1699499 (I.R.S. Employer Identification No.)
12300 Liberty Blvd. Englewood, CO	80112
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (720) 875-5400

Securities to be registered pursuant to Section 12(b) of the Act:

Series A Common Stock, $0.01 par value
(Title of class)

Series B Common Stock, $0.01 par value
(Title of class)

Securities to be registered pursuant to Section 12(g) of the Act:
 None.

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 Liberty Spinco, Inc.

        Our Information Statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Item Caption	Location in Information Statement
1.	Business.	Summary; Risk Factors; Cautionary Statement Concerning Forward Looking Statements; The Spin-Off; Selected Financial Data; Management's Discussion and Analysis of Financial Condition and Results of Operations; Description of our Business; and Certain Relationships and Related Party Transactions
1A.	Risk Factors.	Risk Factors
2.	Financial Information.	Summary; Risk Factors; Selected Financial Data; and Management's Discussion and Analysis of Financial Condition and Results of Operations
3.	Properties.	Description of our Business—Properties
4.	Security Ownership of Certain Beneficial Owners and Management.	Security Ownership of Certain Beneficial Owners and Management
5.	Directors and Executive Officers.	Management
6.	Executive Compensation.	Management; and Executive Compensation
7.	Certain Relationships and Related Transactions.	Summary; Risk Factors; Management; and Certain Inter-Company Agreements
8.	Legal Proceedings.	Description of our Business—Legal Proceedings
9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.	Summary; The Spin-Off; Risk Factors; Executive Compensation—Equity Compensation Plan Information; and Description of our Capital Stock
10.	Recent Sales of Unregistered Securities.	Not Applicable
11.	Description of Registrant's Securities to be Registered.	Description of our Capital Stock
12.	Indemnification of Directors and Officers.	Indemnification of Directors and Officers
13.	Financial Statements and Supplementary Data.	Summary; Selected Financial Data; Management's Discussion and Analysis of Financial Condition and Results of Operations
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable
15.	Financial Statements and Exhibits.

(a)
Financial Statements:    The following financial statements are included in the Information Statement and filed as part of this Registration Statement:

Liberty Media Corporation
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2011 and 2010
Consolidated Statements of Operations for the years ended December 31, 2011, 2010 and 2009
Consolidated Statements of Comprehensive Earnings (Loss) for the years ended December 31, 2011, 2010 and 2009
Consolidated Statements of Cash Flows for the years ended December 31, 2011, 2010 and 2009
Consolidated Statement of Equity for the years ended December 31, 2011, 2010 and 2009
Notes to Condensed Consolidated Financial Statements
Unaudited Condensed Consolidated Balance Sheets as of September 30, 2012 and December 31, 2011
Unaudited Condensed Consolidated Statements of Operations for the three months ended September 30, 2012 and 2011 and for the nine months ended September 30, 2012 and 2011
Unaudited Condensed Consolidated Statements of Comprehensive Earnings (Loss) for the three months ended September 30, 2012 and 2011 and for the nine months ended September 30, 2012 and 2011
Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2012 and 2011
Unaudited Condensed Consolidated Statement of Equity for the nine months ended September 30, 2012
Notes to Condensed Consolidated Financial Statements (unaudited)
Liberty Spinco, Inc.
Unaudited Condensed Pro Forma Consolidated Balance Sheet as of September 30, 2012
Unaudited Condensed Pro Forma Consolidated Balance Sheet as of December 31, 2011
Unaudited Condensed Pro Forma Consolidated Balance Sheet as of December 31, 2010
Unaudited Condensed Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2012
Unaudited Condensed Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2011
Unaudited Condensed Pro Forma Consolidated Statement of Operations for the year ended December 31, 2011
Unaudited Condensed Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010
Unaudited Condensed Pro Forma Consolidated Statement of Operations for the year ended December 31, 2009
Notes to Condensed Pro Forma Consolidated Financial Statements (unaudited)

(b)
Exhibits.    The following documents are filed as exhibits hereto

Exhibit Number	Exhibit Description
2.1	Form of Reorganization Agreement by and between Liberty Media Corporation and the Registrant.*
3.1	Form of Restated Certificate of Incorporation of the Registrant to be in effect at the time of the Spin-Off.*
3.2	Form of Bylaws of the Registrant to be in effect at the time of the Spin-Off.*
4.1	Specimen Certificate for shares of Series A Common Stock, par value $.01 per share, of the Registrant.*
4.2	Specimen Certificate for shares of Series B Common Stock, par value $.01 per share, of the Registrant.*
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom regarding certain tax matters.**
10.1	Form of Liberty Spinco, Inc. 2013 Incentive Plan.*
10.2	Form of Liberty Spinco, Inc. 2013 Nonemployee Director Incentive Plan.*
10.3	Form of Liberty Spinco, Inc. 2013 Transitional Stock Adjustment Plan.*
10.4
Liberty Media Corporation 2006 Deferred Compensation Plan (As Amended and Restated as of September 23, 2011) (incorporated by reference to Exhibit 10.7 to Liberty Media Corporation's Annual Report on Form 10-K for the year ending December 31, 2011 (File No. 001-33982) as filed on February 23, 2012).
10.5	Form of Tax Sharing Agreement by and between Starz and Liberty Media Corporation.*
10.6
Services Agreement by and between Liberty Interactive Corporation and Liberty Media Corporation (incorporated by reference to Exhibit 10.4 to Post-Effective Amendment No. 1 to Liberty Media Corporation's Form S-4 filed on September 23, 2011 (File No. 333-171201) (the "S-4").
10.7	Form of Services Agreement by and between Starz and Liberty Media Corporation.*
10.8	Facilities Agreement by and between Liberty Interactive Corporation and Liberty Property Holdings, Inc. (incorporated by reference to Exhibit 10.6 to the S-4).
10.9	Form of Facilities Agreement by and between Starz and Liberty Property Holdings, Inc.*
10.10	Form of Aircraft Time Sharing Agreements with Starz.*
10.11	Form of Indemnification Agreement by and between Liberty Spinco, Inc. and its executive officers/directors.*
10.12
Tax Sharing Agreement dated as of March 9, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.1 to Liberty Interactive Corporation's Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 001-33982) as filed on February 25, 2010 (the "Liberty Interactive 2009 10-K")).

Exhibit Number	Exhibit Description
10.13	First Amendment to Tax Sharing Agreement dated as of May 28, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.2 to the Liberty Interactive 2009 10-K).
10.14
Second Amendment to Tax Sharing Agreement dated as of September 24, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.3 to the Liberty Interactive 2009 10-K).
10.15
Third Amendment to Tax Sharing Agreement dated as of October 20, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.4 to the Liberty Interactive 2009 10-K).
10.16
Fourth Amendment to Tax Sharing Agreement dated as of October 28, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.5 to the Liberty Interactive 2009 10-K).
10.17
Fifth Amendment to Tax Sharing Agreement dated as of December 6, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.6 to the Liberty Interactive 2009 10-K).
10.18
Sixth Amendment to Tax Sharing Agreement dated as of December 10, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.7 to the Liberty Interactive 2009 10-K).
10.19
Seventh Amendment to Tax Sharing Agreement dated as of December 30, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.8 to the Liberty Interactive 2009 10-K).
10.20
Eighth Amendment to Tax Sharing Agreement dated as of July 25, 2000, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.9 to the Liberty Interactive 2009 10-K).

Exhibit Number	Exhibit Description
10.21	Instrument dated January 14, 2000, adding The Associated Group, Inc. as a party to the Tax Sharing Agreement dated as of March 9, 1999, as amended, among The Associated Group, Inc., AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.10 to the Liberty Interactive 2009 10-K).
10.22
Tax Sharing Agreement, dated as of November 19, 2009, by and between Liberty Media Corporation and Liberty Entertainment, Inc. ("LEI") (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the LEI Registration Statement on Form S-4 (File No. 333-158795) as filed on June 8, 2009).
10.23
Restated and Amended Employment Agreement dated November 1, 1992, between Tele-Communications, Inc. and John C. Malone (assumed by Liberty Media LLC as of March 9, 1999), and the amendment thereto dated June 30, 1999 and effective as of March 9, 1999, between Liberty Media LLC and John C. Malone (collectively, the "Malone Employment Agreement" (assumed, as amended, by Liberty Media Corporation as of September 22, 2011)) (incorporated by reference to Exhibit 10.11 to the Liberty Interactive 2009 10-K).
10.24	Second Amendment to Malone Employment Agreement effective January 1, 2003 (incorporated by reference to Exhibit 10.12 to the Liberty Interactive 2009 10-K).
10.25
Third Amendment to Malone Employment Agreement effective January 1, 2007 (incorporated by reference to Exhibit 10.13 to Liberty Interactive Corporation's Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-33982) as filed on February 27, 2009) (the "Liberty Interactive 2008 10-K")).
10.26	Fourth Amendment to Malone Employment Agreement effective January 1, 2009 (incorporated by reference to Exhibit 10.14 to the Liberty Interactive 2008 10-K).
10.27
Amended and Restated Executive Employment Agreement dated September 23, 2011, between Liberty Media Corporation and Gregory B. Maffei (incorporated by reference to Exhibit 10.29 to Liberty Media Corporation's Annual Report on Form 10-K for the year ended December 31, 2011 (File No.001-35294) as filed on February 23, 2012).
10.28
Letter Agreement regarding personal use of Liberty Interactive's aircraft, dated as of February 22, 2008, between Gregory B. Maffei and Liberty Media Corporation (incorporated by reference to Exhibit 10.38 to Liberty Interactive Corporation's Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 000-51990) as filed on February 29, 2008).
21.1	List of Subsidiaries.*
99.1	Information Statement, dated December 26, 2012.**
99.2	Executive and Director Compensation Information, extracted from the 2012 annual meeting proxy statements of Liberty Media Corporation and Liberty Interactive Corporation.*

*
Previously filed

**
Filed herewith

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 26, 2012

LIBERTY SPINCO, INC.
By:	/s/ PAMELA L. COE
	Name:	Pamela L. Coe
	Title:	Vice President, Secretary

 EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Reorganization Agreement by and between Liberty Media Corporation and the Registrant.*
3.1	Form of Restated Certificate of Incorporation of the Registrant to be in effect at the time of the Spin-Off.*
3.2	Form of Bylaws of the Registrant to be in effect at the time of the Spin-Off.*
4.1	Specimen Certificate for shares of Series A Common Stock, par value $.01 per share, of the Registrant.*
4.2	Specimen Certificate for shares of Series B Common Stock, par value $.01 per share, of the Registrant.*
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom regarding certain tax matters.**
10.1	Form of Liberty Spinco, Inc. 2013 Incentive Plan.*
10.2	Form of Liberty Spinco, Inc. 2013 Nonemployee Director Incentive Plan.*
10.3	Form of Liberty Spinco, Inc. 2013 Transitional Stock Adjustment Plan.*
10.4
Liberty Media Corporation 2006 Deferred Compensation Plan (As Amended and Restated as of September 23, 2011) (incorporated by reference to Exhibit 10.7 to Liberty Media Corporation's Annual Report on Form 10-K for the year ending December 31, 2011 (File No. 001-33982) as filed on February 23, 2012).
10.5	Form of Tax Sharing Agreement by and between Starz and Liberty Media Corporation.*
10.6
Services Agreement by and between Liberty Interactive Corporation and Liberty Media Corporation (incorporated by reference to Exhibit 10.4 to Post-Effective Amendment No. 1 to Liberty Media Corporation's Form S-4 filed on September 23, 2011 (File No. 333-171201) (the "S-4").
10.7	Form of Services Agreement by and between Starz and Liberty Media Corporation.*
10.8	Facilities Agreement by and between Liberty Interactive Corporation and Liberty Property Holdings, Inc. (incorporated by reference to Exhibit 10.6 to the S-4).
10.9	Form of Facilities Agreement by and between Starz and Liberty Property Holdings, Inc.*
10.10	Form of Aircraft Time Sharing Agreements with Starz.*
10.11	Form of Indemnification Agreement by and between Liberty Spinco, Inc. and its executive officers/directors.*
10.12
Tax Sharing Agreement dated as of March 9, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.1 to Liberty Interactive Corporation's Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 001-33982) as filed on February 25, 2010 (the "Liberty Interactive 2009 10-K")).

Exhibit Number	Exhibit Description
10.13	First Amendment to Tax Sharing Agreement dated as of May 28, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.2 to the Liberty Interactive 2009 10-K).
10.14
Second Amendment to Tax Sharing Agreement dated as of September 24, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.3 to the Liberty Interactive 2009 10-K).
10.15
Third Amendment to Tax Sharing Agreement dated as of October 20, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.4 to the Liberty Interactive 2009 10-K).
10.16
Fourth Amendment to Tax Sharing Agreement dated as of October 28, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.5 to the Liberty Interactive 2009 10-K).
10.17
Fifth Amendment to Tax Sharing Agreement dated as of December 6, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.6 to the Liberty Interactive 2009 10-K).
10.18
Sixth Amendment to Tax Sharing Agreement dated as of December 10, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.7 to the Liberty Interactive 2009 10-K).
10.19
Seventh Amendment to Tax Sharing Agreement dated as of December 30, 1999, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.8 to the Liberty Interactive 2009 10-K).
10.20
Eighth Amendment to Tax Sharing Agreement dated as of July 25, 2000, by and among AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.9 to the Liberty Interactive 2009 10-K).

Exhibit Number	Exhibit Description
10.21	Instrument dated January 14, 2000, adding The Associated Group, Inc. as a party to the Tax Sharing Agreement dated as of March 9, 1999, as amended, among The Associated Group, Inc., AT&T Corp., Liberty Media LLC, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.10 to the Liberty Interactive 2009 10-K).
10.22
Tax Sharing Agreement, dated as of November 19, 2009, by and between Liberty Media Corporation and Liberty Entertainment, Inc. ("LEI") (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the LEI Registration Statement on Form S-4 (File No. 333-158795) as filed on June 8, 2009).
10.23
Restated and Amended Employment Agreement dated November 1, 1992, between Tele-Communications, Inc. and John C. Malone (assumed by Liberty Media LLC as of March 9, 1999), and the amendment thereto dated June 30, 1999 and effective as of March 9, 1999, between Liberty Media LLC and John C. Malone (collectively, the "Malone Employment Agreement" (assumed, as amended, by Liberty Media Corporation as of September 22, 2011)) (incorporated by reference to Exhibit 10.11 to the Liberty Interactive 2009 10-K).
10.24	Second Amendment to Malone Employment Agreement effective January 1, 2003 (incorporated by reference to Exhibit 10.12 to the Liberty Interactive 2009 10-K).
10.25
Third Amendment to Malone Employment Agreement effective January 1, 2007 (incorporated by reference to Exhibit 10.13 to Liberty Interactive Corporation's Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-33982) as filed on February 27, 2009) (the "Liberty Interactive 2008 10-K")).
10.26	Fourth Amendment to Malone Employment Agreement effective January 1, 2009 (incorporated by reference to Exhibit 10.14 to the Liberty Interactive 2008 10-K).
10.27
Amended and Restated Executive Employment Agreement dated September 23, 2011, between Liberty Media Corporation and Gregory B. Maffei (incorporated by reference to Exhibit 10.29 to Liberty Media Corporation's Annual Report on Form 10-K for the year ended December 31, 2011 (File No.001-35294) as filed on February 23, 2012).
10.28
Letter Agreement regarding personal use of Liberty Interactive's aircraft, dated as of February 22, 2008, between Gregory B. Maffei and Liberty Media Corporation (incorporated by reference to Exhibit 10.38 to Liberty Interactive Corporation's Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 000-51990) as filed on February 29, 2008).
21.1	List of Subsidiaries.*
99.1	Information Statement, dated December 26, 2012.**
99.2	Executive and Director Compensation Information, extracted from the 2012 annual meeting proxy statements of Liberty Media Corporation and Liberty Interactive Corporation.*

*
Previously filed

**
Filed herewith

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Liberty Spinco, Inc.
SIGNATURES
EXHIBIT INDEX